Exhibit 10.17

INTERIM JOINT PRODUCT DEVELOPMENT

AND

SALES REPRESENTATION AGREEMENT

This INTERIM JOINT PRODUCT DEVELOPMENT AND SALES REPRESENTATION AGREEMENT (the “Agreement”) is made and entered into as of January 11, 2022, by and between Carbonmeta Technologies, Inc. (“CARBONMETA” herein), a Delaware corporation and Salvum Corporation (“SALVUM” herein), a Wyoming corporation, (jointly referred to as “the Parties”), for the development of certain products and sales of CARBONMETA’s proprietary cementless paver products known as “Cementless Paver” and SALVUM’S proprietary concrete alternative products known as “Earthcrete” (sometimes jointly referred to as “the Products”), in accordance with the terms and conditions set forth below.

Recitals

Whereas SALVUM is engaged in the manufacturing and sale of “decarbonized” building materials, including “Earthcrete™”, a concrete substitute utilizing waste materials and carbon-negative components, and SALVUM’s associated company Salvum Real Estate and Construction, Inc. is a California Licensed Contractor, License #1042428, among other things; and

Whereas CARBONMETA is engaged in upcycling construction and demolition waste material and industrial waste byproducts into sustainable and cement free pavers and mortars that capture carbon dioxide during the manufacturing process, among other things; and,

Whereas through the beginning due diligence conducted by SALVUM and CARBONMETA, the preliminary discussions between the Parties, and the apparent benefits arising from a more definitive business arrangement; and

Whereas the Parties desire this Agreement to provide a period of temporary cooperative product development and sales efforts that is a first stage of the Parties later memorialization of a formal long-term relationship;

Now, therefore, the Parties state through this Agreement, as follows:

A. CARBONMETA desires to have SALVUM assist in the further development of, and to manufacture and sell, those certain CARBONMETA’s proprietary cementless paver products exclusively for CARBONMETA within the Territory set forth in Exhibit “B” hereto; and

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B. SALVUM desires to have CARBONMETA assist in the further development of SALVUM’S proprietary concrete alternative products known as “Earthcrete”; and

C. The Parties have developed certain Confidential Information for manufacturing the Products; and

D. The Parties may receive or have access to each other’s Confidential Information for the limited purpose of developing further and manufacturing the Products; and

E. The Parties are willing to disclose the Confidential Information to each other for these limited purposes, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Definitions

Confidential Information. “Confidential Information” shall mean all information disclosed in confidence between the Parties, prior to the Effective Date or at any time during the Term of this Agreement, either directly or indirectly, relating to the manufacture of the Products. Such confidential and proprietary information may include, without limitation:

(i) Confidential and proprietary information supplied to the other Party with a legend “Confidential” or the equivalent thereof;

(ii) Each Party’s technology, including discoveries, inventions, research and development efforts, data, trade secrets, processes, samples, formulas, methods, products, know-how and show-how;

(iii) All derivatives, improvements, additions, modification, and enhancements to any of the above, including any such information or material created or developed by the Parties in producing the Products; and

(iv) Information of third Parties as to which either Party has an obligation of confidentiality.

Despite the foregoing, Confidential Information does not include:

(w) Information which either Party can establish by written records was already in that Party’s possession at the time of disclosure;

(x) Information that is now or later becomes part of the public domain, unless such information becomes part of the public domain as a result of any fault on the part of either Party;

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(y) Information that is independently developed by either Party without use of the Confidential Information; or

(z) Information received by either Party from a third-Party who is not under an obligation of confidentiality to the other Party.

2. Product Development and Manufacturing Commitments

2.1. Product Development and Manufacturing Commitment

During the Term, the Parties agree to work together to develop both CARBONMETA’s proprietary cementless paver products known as “Cementless Paver” and SALVUM’S proprietary concrete alternative products known as “Earthcrete.

During the Term, SALVUM agrees to manufacture CARBONMETA’s proprietary cementless paver products known as “Cementless Paver”. CARBONMETA reserves the right to appoint other manufacturers of the Products and/or to engage other sales representatives for CARBONMETA’S proprietary cementless paver products known as “Cementless Paver” outside the Territory.

2.2. Limited Exclusive Manufacturing

During the Term, SALVUM shall manufacture CARBONMETA’S proprietary cementless paver products known as “Cementless Paver” exclusively for CARBONMETA and shall not manufacture the same or similar Products for any third Party. After termination of this Agreement for any reason, SALVUM shall not manufacture, supply or sell the Products, or any other products substantially similar to the Products for any third Party. This prohibition for SALVUM not to manufacture, supply or sell the Products or any other products substantially similar thereto will continue indefinitely after the termination of this Agreement.

2.3. SALVUM’s Facilities

Upon execution of this Agreement, SALVUM shall tool and equip, at SALVUM’s sole expense, its manufacturing facilities to provide the types and quantities of Products specified in this Agreement. CARBONMETA shall have the right to perform vendor qualifications and/or on-site source inspections at any of SALVUM’s manufacturing facilities and SALVUM shall reasonably cooperate with CARBONMETA in that regard. If an inspection or test is made on SALVUM’s premises, SALVUM shall provide CARBONMETA’s inspectors with reasonable facilities and assistance at no additional charge.

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2.4. No Conflicts

SALVUM represents and warrants that it has not granted to any third Party any rights which conflict or interfere with or supersede the rights granted to hereunder.

2.5. Competency and Certifications

SALVUM represents and warrants that it currently has, and at all times during the Term will continue to have sufficient competency and certifications and that all sub-contractors used by SALVUM in the manufacture of Products will at all times have the same such certifications.

3. Royalty Paid to CARBONMETA

During the Term, SALVUM shall pay CARBONMETA a royalty of ten percent (10%) of on net sales (defined as gross sales less discounts and returns) on a monthly basis, due on or before the fifth day after the close of the month. CARBONMETA shall have the right to a monthly review of the prior month’s financial records of SALVUM in order to confirm the accuracy of the royalty paid to CARBONMETA under this Agreement.

4. Pricing

Prices for CARBONMETA’S proprietary cementless paver products known as “Cementless Paver” during the Term are set forth Exhibit “A” attached hereto.

5. Packaging and Use of CARBONMETA and SALVUM Trademarks, Tradenames, and Imaging

SALVUM shall be responsible for packaging and labeling the Products in accordance with the specifications provided by CARBONMETA from time to time. SALVUM shall ensure that the packaging and labeling of the Products conform to foreign, United States, and international laws and regulations. CARBONMETA shall provide reasonable assistance to SALVUM in identifying and informing SALVUM of United States packaging and labeling laws and regulations, but no failure by CARBONMETA to identify and inform SALVUM of such laws and regulations shall excuse SALVUM’s obligations hereunder. SALVUM shall bear all costs and penalties associated with packaging and labeling, including those attributable to non-conformity, with CARBONMETA’s specifications, or with United States and international laws and regulations. The trademarks, tradenames and imaging owned by CARBONMETA that SALVUM may use on packaging is set forth in Exhibit “C” hereto.

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6. Warranties and Limitation of Liability

EXCEPT AS SPECIFICALLY PROVIDED HEREIN, OR AS EXPRESSLY PROVIDED ON PACKAGING APPROVED BY THE PARTIES, CARBONMETA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO CARBONMETA’S PROPRIETARY CEMENTLESS PAVER PRODUCTS KNOWN AS “CEMENTLESS PAVER” OR ANY OTHER PRODUCT ITEMS PROVIDED BY CARBONMETA HEREUNDER. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, OR AS EXPRESSLY PROVIDED ON PACKAGING APPROVED BY THE PARTIEIS, SALVUM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SALVUM’S PROPRIETARY CONCRETE ALTERNATIVE PRODUCTS KNOWN AS “EARTHCRETE” OR ANY ITEMS PROVIDED BY SALVUM HEREUNDER.

7. CARBONMETA’s Ownership of Inventions

Any and all ideas, inventions, techniques, modifications, processes or improvements (whether patentable or not), and industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether or not recordable or not), any work of authorship (whether or not copyright protection may be obtained for it) created, conceived or developed by CARBONMETA, either solely or in conjunction with others, including SALVUM, during the Term, or a period that includes a portion of the Term, that relates in any way to CARBONMETA’S proprietary cementless paver products shall belong exclusively to CARBONMETA (collectively, “Inventions”). SALVUM agrees to assign and does hereby expressly assign to CARBONMETA all right, title and interest world-wide in and to the Inventions, including all copyright, patent, trade secret, mask work and all other intellectual property rights associated therewith. During and after the Term, SALVUM will assist CARBONMETA in every reasonable way, at CARBONMETA’s expense, to secure, perfect, register, maintain, and defend for CARBONMETA’s benefit all copyrights, patent rights, mask work rights, trade secret rights, and other proprietary rights in and to the Inventions. SALVUM hereby irrevocably agrees not to assert against CARBONMETA or its direct or indirect customers, assignees or sublicensees, any claim of intellectual property rights of SALVUM affecting the CARBONMETA Inventions.

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8. SALVUM’s Ownership of Inventions

Any and all ideas, inventions, techniques, modifications, processes or improvements (whether patentable or not), and industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether or not recordable or not), any work of authorship (whether or not copyright protection may be obtained for it) created, conceived or developed by SALVUM, either solely or in conjunction with others, including CARBONMETA, during the Term, or a period that includes a portion of the Term, that relates in any way to SALVUM’S proprietary concrete alternative products known as “Earthcrete” shall belong exclusively to SALVUM (collectively, “Inventions”). CARBONMETA agrees to assign and does hereby expressly assign to SALVUM all right, title and interest world-wide in and to the Inventions, including all copyright, patent, trade secret, mask work and all other intellectual property rights associated therewith. During and after the Term, CARBONMETA will assist SALVUM in every reasonable way, at SALVUM’s expense, to secure, perfect, register, maintain, and defend for SALVUM’s benefit all copyrights, patent rights, mask work rights, trade secret rights, and other proprietary rights in and to the Inventions. CARBONMETA hereby irrevocably agrees not to assert against SALVUM or its direct or indirect customers, assignees or sublicensees, any claim of intellectual property rights of CARBONMETA affecting the SALVUM Inventions.

9. Use of Confidential Information and Inventions

Each Party acknowledges and agrees that all the Confidential Information and Inventions, whether disclosed to it prior to the Effective Date or during the term of this Agreement, is confidential and proprietary to the Disclosing Party. Each Party hereby grants to the other Party during the Term a non-exclusive and non-sublicensable license to make use of the Confidential Information and Inventions solely for the purposes of this Agreement. Accordingly, each Party shall not use the Confidential Information or Inventions (a) to manufacture or commercialize the Products for itself or for any third Party, or (b) to manufacture or commercialize any other products for itself or for any Party, without the prior written authorization of the other Party. Each Party shall not (y) disclose any Confidential Information or Invention to any third Party except employees of that Party who have expressly agreed in writing to be bound by the terms of this Agreement, or (z) make use of any Confidential Information or Invention in any manner, other than as stated in this Agreement, without the other Party’s prior written consent.

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10. SALVUM as Sales Agent for CARBONMETA.

10.1 Appointment.

Subject to the terms and conditions of this Agreement, CARBONMETA hereby appoints SALVUM for the Term, and SALVUM hereby agrees to act for CARBONMETA, as CARBONMETA’s exclusive agent to solicit and procure orders for the Products from customers located within the Territory. During the Term, SALVUM shall be allowed to (i) identify itself as CARBONMETA’s sales agent within the Territory, (ii) act as CARBONMETA’s representative in connection with marketing and promoting CARBONMETA’s proprietary cementless paver products including, without limitation, attending and participating in sales calls and trade shows, (iii) print business cards displaying CARBONMETA’s name and trademarks in connection with activities related to marketing and promoting CARBONMETA and the Products hereunder, and (iv) display the Products and information about the Products on SALVUM’s website and to establish and maintain a link on SALVUM’s website to CARBONMETA’s website.

10.2 SALVUM’s Responsibilities.

SALVUM shall provide training relating to the use and handling of the Products to all of its employees, partners, agents and independent contractors engaged in any marketing, promotion or sales activities hereunder. SALVUM is solely responsible for all of its employees, partners, agents and independent contractors and for any and all claims, liabilities or damages or debts of any type whatsoever that may arise on account of SALVUM’s activities, or those of its employees, partners, agents or independent contractors. SALVUM shall not (i) engage in any deceptive, misleading or unethical practices, make any disparaging statements about CARBONMETA or any of the Products, or publish or use, or permit the publication or use by a third Party, of any misleading or deceptive advertising of any of the Products, (ii) advertise, promote or take other action or use any medium of advertising or promotion with respect to the Products that is not directed primarily to potential customers within the Territory, (iii) directly or indirectly market, sell, promote, distribute or solicit orders for any product that is competitive with any of the Products, (iv) directly or indirectly market, sell, promote, distribute or solicit orders for any Product for an amount that is inconsistent with the Pricing Schedule for each Product as defined by Exhibit A, unless CARBONMETA approved an alternate pricing schedule in writing. SALVUM shall not assign any of its rights or delegate any of its obligations hereunder, in whole or in part, without CARBONMETA’s prior written consent, and any attempt to do so without CARBONMETA’s consent shall be null and void. Notwithstanding the foregoing, SALVUM shall be permitted to use independent contractors, agents and business partners to solicit and procure orders for the Products in accordance with the terms and conditions of this Agreement, provided that SALVUM shall be responsible for all acts and omissions of such contractors, agents and partners.

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10.3 Relationship of the Parties.

Nothing in this Agreement shall be construed to constitute either Party as the partner or employee of the other Party, nor shall either Party have any authority, right or ability to bind or commit the other in any respect. Each Party shall remain an independent contractor responsible only for its own actions. Neither Party shall represent itself to any third Party as having such authority and neither Party shall take any action that would lead any third Party to believe the other Party any such authority.

10. Term

The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in effect for an initial period of one hundred and eighty (180) days, unless terminated sooner as provided in this Agreement.

11. Default and Termination

Any one or more of the following shall constitute an event of default (the “Default”) under this Agreement:

(a) Failure to Perform. Either Party’s failure to perform its obligations hereunder, including (a) SALVUM’s failure to make scheduled deliveries or to fill orders, according to the terms, conditions and covenants of this Agreement; or (b) SALVUM’s failure to timely pay any amount due under invoices issued by CARBONMETA hereunder which are not being withheld because of a legitimate dispute between the Parties as to that specific amount.

(b) Breach of Representation or Warranty. Any breach of any representation or warranty made by either Party in this Agreement.

(c) Insolvency. Either Party’s insolvency, the appointment of a receiver for all or any part of either Party’s business, an assignment for the benefit of creditors, or the commencement of any proceedings under the applicable bankruptcy laws against either Party if such proceedings are unstayed for a period of 60 days after filing.

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(d) Notice of Default. Except as otherwise specified, in the event of any Default, the non-defaulting Party shall have the right to terminate this Agreement, without liability to the defaulting Party ten (10) days after providing notice of Default to the Defaulting Party if the Defaulting Party fails to cure such Default within five (5) days.

12. Rights and Obligations Upon Termination of Agreement

All accrued rights to payment and each Party’s rights and obligations under Sections 6,7,8 and9 shall survive the termination or expiration of this Agreement.

13. Indemnification and Insurance

Each Party shall defend, indemnify, and hold harmless the other Party and its officers, employees, agents and direct or indirect customers, from and against any claims, suits, losses, liabilities, damages, court judgments and/or awards and the reasonably related costs and expenses (including reasonable attorney’s fees) incurred because of actual or alleged infringement of any patent, copyright, trade secret, trademark, mask work right or other proprietary right(s) of a third Party as those third Party rights may be effected by CARBONMETA’s proprietary cementless paver products known as “Cementless Paver”, on the one hand, or SALVUM’S proprietary concrete alternative products known as “Earthcrete”, on the other hand. During the Term, each Party, at its own expense, shall procure and maintain in full force and effect its own insurance policy or policies against any loss, liability, business interruption, product liability, personal injury, death, property damage or expense whatsoever arising out of the business activities and performance of its obligations under the terms of this Agreement, consistent with commercial practices or standards for similar industries.

14 Dispute Resolution.

14.1 Mediation and Arbitration.

The Parties hereby agree that any and all controversies, claims, or disputes with anyone (including Contractors, officers, directors, shareholders or agents), whether brought on an individual, group, or class basis, arising out of, relating to, or resulting from the Party’s performance under this Agreement including any breach of this Agreement, shall be subject to the following dispute resolution procedure:

1- First, the Parties agree to make reasonable attempts to resolve such disputes upon giving notice per this agreement. Any such notice shall be given pursuant to this agreement, with the Title “Contract Dispute Notice” and include a short statement of its factual basis; and,

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2- Second, should informal resolution not resolve the dispute, the Parties agree to submit the dispute to a non-binding mediation with each side to bearing its own fees and costs; and,

3- Finally, should the non-binding mediation not resolve the dispute, the Parties agree to submit the dispute to binding arbitration. Binding arbitration shall be conducted under the arbitration rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. The Parties agree to waive any right to a trial by jury. Each agrees that any arbitration will be administered Judicate West and that the neutral arbitrator will be selected mutually by agreement of the Parties, or, if the Parties cannot agree, the selection of the arbitrator will be made in a manner consistent the procedures of Judicate West. The Parties agree that any arbitration under this Agreement shall be conducted in Orange County, California. The Parties agree that the Arbitrator shall not have jurisdiction to enforce an award of attorney fees or discovery. Each side to bear its own attorney fees and costs. No claim will be considered by the Arbitrator in the absence of such prior notice to the other Party as specified in part 1 herein, unless the Arbitrator determines that no Party has been unfairly prejudiced by such lack of formal notice or all Parties agree that such consideration is appropriate notwithstanding the lack of prior notice. Arbitration shall be the sole, exclusive and final remedy for any dispute between the Parties. The arbitration proceedings shall be as confidential and private to the extent permitted by law. To that end, the Parties shall not disclose the existence, content or results of any proceedings and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this provision shall not prevent a petition to vacate or enforce or enforcement of an arbitral award, and shall not bar disclosures required by law.

14.2 Availability of Equitable Remedies and Injunctive Relief.

The Parties agree that either may petition a court for provisional relief, including injunctive relief, as permitted by the Rules, including, but not limited to, where either the Party alleges or claims a violation of this Agreement regarding trade secrets, confidential information, non-solicitation. The Parties understand that any breach or threatened breach will cause irreparable injury and that money damages will not provide an adequate remedy therefore and both Parties hereby consent to the issuance of an injunction.

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15. Miscellaneous Provisions

15.1. Agreement Non-Assignable; Binding Effect

No Party shall assign any of its rights or obligations under this Agreement, whether by operation of law or otherwise, without obtaining the prior consent of the other Parties to this Agreement. Subject to the foregoing, all of the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties to this Agreement and their respective heirs, legal representatives, successors and assigns.

15.2. Amendment; Waiver

This Agreement may be amended, modified or superseded only by a written instrument signed by all of the Parties to this Agreement. No Party shall be deemed to have waived compliance by another Party of any provision of this Agreement unless such waiver is contained in a written instrument signed by the waiving Party and no waiver that may be given by a Party will be applicable except in the specific instance for which it is given. The failure of any Party to enforce at any time any of the provisions of this Agreement or to exercise any right or option contained in this Agreement or to require at any time performance of any of the provisions of this Agreement by any of the other Parties shall not be construed to be a waiver of such provisions and shall not affect the validity of this Agreement or any of its provisions or the right of such Party thereafter to enforce each provision of this Agreement. No course of dealing shall operate as a waiver or modification of any provision of this Agreement or otherwise prejudice such Party’s rights, powers and remedies.

15.3. Confidentiality of Agreement

Unless otherwise required by law, no Party shall disclose either the terms or existence of this Agreement to any person other than a Party’s counsel and its other representatives or such other third Parties with whom it must communicate to consummate the transactions described in this Agreement.

15.4. Consent to Jurisdiction

Each of the Parties consents and voluntarily submits to personal jurisdiction in the State of California and in the courts in such state for purposes of Paragraph 14 above. Each of the Parties further consents and agrees that such Party may be served with process in the same manner as a notice may be given under this Agreement.

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15.5. Construction and Interpretation of Agreement

(a) Section titles or captions in this Agreement are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any of its provisions. All references in this Agreement to Sections shall refer to Sections of this Agreement unless the context clearly otherwise requires.

(b) When used in this Agreement, the word “including” shall have its normal common meaning and any list of items that may follow such word shall not be deemed to represent a complete list.

(c) The Parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(d) Unless the context otherwise requires, when used in this Agreement, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

(e) The Parties do not intend that this Agreement shall confer on any third Party any right, remedy or benefit or that any third Party shall have any right to enforce any provision of this Agreement.

15.6. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

15.7. Cumulative Remedies; Specific Performance

No right or remedy conferred upon or reserved to any of the Parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided in this Agreement or by law or equity, but each shall be cumulative of every other right or remedy. The Parties understand and acknowledge that a Party would be damaged irreparably by reason of a failure of another Party to perform any obligation under this Agreement. Accordingly, if any Party attempts to enforce the provisions of this Agreement by specific performance (including preliminary or permanent injunctive relief), the Party against whom such action or proceeding is brought waives the claim or defense that the other Party has an adequate remedy at law.

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15.8. Entire Agreement

This Agreement embodies the entire agreement and understanding of the Parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Agreement. No representation, promise, inducement or statement of intention has been made by any Party which has not been embodied in this Agreement. This Agreement may be modified only by a written instrument signed by the Parties hereto.

15.9. Governing Law

This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of California, without giving effect to any conflict of law rule or principle of such state.

15.10. Notices

All notices, requests, consents, approvals, waivers, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and in the English language and shall be deemed delivered to the Parties (a) on the date of personal delivery against a written receipt, or (b) on the date sent by confirmed telephonic facsimile transmission, or (c) on the first business day following the date of delivery to a nationally recognized overnight courier service, or (d) or the third business day following the date of deposit in the United States Mail, postage prepaid, by certified mail, in each case addressed as follows, or to such other address, person or entity as any Party may designate by notice to the other in accordance herewith:

If to CARBONMETA: 13110 NE 177th Place, #293, Woodinville, Washington 98072

If to SALVUM: 31441 Santa Margarita Parkway, #A258, Rancho Santa Margarita, California 92688

15.11. Severability

If a court in any final, unappealable proceeding holds any provision of this Agreement or its application to any person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the Parties’ essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the Parties to the greatest extent possible.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.

CARBONMETA

By:	Lloyd T. Spencer, President and Chief Executive Officer

SALVUM

By:	Robert Switzer, Chief Executive Officer

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EXHIBIT “A”

Products and Pricing Schedule

Products	Pricing

CARBONMETA’s Cementless Paver Products	To be determined by the Parties

SALVUM’S Earthcrete Concrete Alternative Products	To be determined by the Parties

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EXHIBIT “B”

Sales Territory

The Territory for sales of the CARBONMETA Cementless Paver Products is the United States.

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EXHIBIT “C”

Marks

The Trademarks, Tradenames and Images are as follows:

As to CARBONMETA

Carbonmeta

As to SALVUM

Salvum

Earthcrete

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